EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Rocket Companies, Inc. pertaining to the Mr. Cooper Group Inc. 2019 Omnibus Incentive Plan, of our reports dated February 20, 2025, with respect to the consolidated financial statements of Mr. Cooper Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

October 1, 2025